Exhibit 99.1

Startek Reports Second Quarter 2022 Financial Results

- Continued Progress in Commercial Development Resulted in Seven New Logos Under Contract -

DENVER – August 8, 2022 - Startek, Inc. (NYSE:SRT) ("Startek" or the "Company"), a global customer experience (CX) solutions provider, is reporting financial results for the second quarter ended June 30, 2022.

Second Quarter 2022 Financial Summary ($ in millions, excl. margin items)

	Q2 2022	Q2 2021	Change
Net Revenue	167.6	189.0	(11.3)%
Gross Profit	16.7	24.6	(32.1)%
Gross Margin	10.0%	13.0%	-300bps
SG&A Expenses	13.7	12.3	11.4%
Net Income [1]	1.9	6.9	(72.5)%
EPS[1]	0.05	0.17	(70.6)%
Adjusted Net Income [2], [3]	5.2	9.9	(47.5)%
Adjusted EPS[2], [3]	0.13	0.24	(45.8)%
Adjusted EBITDA[3]	11.1	19.6	(43.4)%

[1] Reflects net income attributable to Startek shareholders.

[2] Reflects Adjusted net income attributable to Startek shareholders.

[3] Refer to the note below about Non-GAAP financial measures.

Management Commentary

“Our second quarter results were in-line with our expectations as we operated against the backdrop of shifting market conditions,” said Bharat Rao, Global CEO of Startek. “Although our revenue declined on a quarter-over-quarter basis, the prior year quarter benefited from larger, one-off revenue sources with the COVID vaccination support program. With the ongoing ramp up of client services, specifically in India, we experienced a slight compression of margin through the necessary onboarding of additional support agents, though we expect to fully regain the onboarding profitability impact in the coming quarters.

“We achieved a significant milestone with our sales efforts, winning seven new logos in the second quarter, which we expect will begin flowing through to our financials in 2023 after the initial onboarding stage. We also entered into several expanded contracts with existing clients in our telecom, financial and business services, and travel and hospitality verticals as we further showcase our enhanced capabilities and services. Our expanded product platform was highlighted by the launch of Startek Agent AI as well as our new partnership with Genesys, both designed to streamline contact center processes and enhance our support agents’ ability to deliver high empathy engagements. Our investments into our sales and marketing strategy are also showing signs of return, generating a growth of inbound proposals by prospective customers, particularly in the U.S. With a strong focus on business development efforts, along with the hiring and training of customer service teams to handle increased service volumes, our second quarter positioned Startek to tackle future growth opportunities that we have secured from our bolstered sales pipeline.

“Looking into the back half of the year, we will continue growing our platform through increasing our services within our core verticals, expanding our marketing initiatives and capitalizing on our growing sales pipeline to drive new logos. As we expand our platform, we also look to continue driving new digital partnerships and ensuring that Startek remains at the technological forefront for our customers. It is imperative that our host of services remain competitive in a dynamic landscape and we will continue to drive innovation to our platform. We believe we are well positioned for growth, and we look forward to expanding our footprint as a global customer experience solutions provider.”

Second Quarter 2022 Financial Summary

Net revenue in the second quarter was $167.6 million compared to $189.0 million in the year-ago quarter. The decrease was driven by the prior year quarter, including a short term government program relating to COVID vaccination that drove an outsized benefit to revenue. The Company also experienced revenue decline related to the termination of an ecommerce-client in the first quarter of 2022, offset by continued strength in the Company’s telecom, financial and business services and travel and hospitality verticals. On a constant currency basis, net revenue decreased 9% compared to the year-ago quarter.

Gross profit in the second quarter was $16.7 million compared to $24.6 million in the year-ago quarter. Gross margin was 10.0% compared to 13.0% in the year-ago quarter. The decrease was attributable to wage increases led by inflationary pressures and an increase in upfront cost incurred in recruitment and training in preparation for a ramp up of services with clients in the ecommerce vertical.

Selling, general and administrative (SG&A) expenses in the second quarter increased to $13.7 million compared to $12.3 million in the year-ago quarter. As a percentage of revenue, SG&A was 8.2% compared to 6.5% in the year-ago quarter. The increase is primarily due to the Company’s ongoing investments in sales and marketing initiatives, as well as an increased cost related to insurance premiums. The SG&A costs for the current period includes costs incurred towards the ongoing take private transaction.

Net income attributable to Startek shareholders in the second quarter was $1.9 million or $0.05 per share, compared to a net income of $6.9 million or $0.17 per share in the year-ago quarter.

Adjusted net income* in the second quarter was $5.2 million or $0.13 per diluted share, compared to an adjusted net income* of $9.9 million or $0.24 per diluted share in the year-ago quarter.

Adjusted EBITDA* in the second quarter was $11.1 million compared to $19.6 million in the year-ago quarter. The primary driver for the decline was the aforementioned decrease in gross profit and increase in SG&A expenses incurred.

On June 30, 2022, cash and restricted cash was $55.8 million[1] compared to $52.2 million at March 31, 2022. Total debt at June 30, 2022 was $170.7 million compared to $169.5 million at March 31, 2022, and net debt at June 30, 2022 was $114.9 million[2] compared to $117.3 million at March 31, 2022.

*A non-GAAP measure defined below.

Conference Call and Webcast Details

Startek management will hold a conference call today at 5 p.m. ET to discuss its financial results. The conference call will be followed by a question and answer period.

Date: Monday, August 8, 2022

Time: 5 p.m. ET

Toll-free dial-in number: 1-844-826-3035

International dial-in number: 1-412-317-5195

Conference ID: 10169253

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Group, Inc. at (949) 574-3860.

The conference call will be broadcast live and available for replay here, as well as in the investor relations section of the company’s website at www.startek.com.

A telephonic replay of the conference call will also be available after 8 p.m. ET on the same day through August 15, 2022.

Toll-free replay number: 1-844-512-2921

International replay number: 1-412-317-6671

Replay ID: 10169253

[1] Cash balance excluding restricted cash as at June 30, 2022 amounted to $47.2 million as compared to $43.3 million as at March 31, 2022.

[2] Net debt excluding restricted cash balance at June 30, 2022 was $123.5 million compared to $126.2 million at March 31, 2022.

About Startek

Startek is a global provider of tech-enabled customer experience (CX) management solutions, digital transformation, and technology services to leading brands. Startek is committed to impacting clients’ business outcomes by enhancing customer experience and digital and AI enablement across all touch points and channels. Startek has more than 46,000 employees spread across 42 delivery campuses in 13 countries. The company services over 175 clients across a range of industries, including banking and financial services, insurance, technology, telecom, healthcare, travel and hospitality, e-commerce, consumer goods, retail, media & cable and energy and utilities. To learn more, visit www.startek.com

Forward-Looking Statements[GE1]

The matters regarding the future discussed in this news release include forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are intended to be identified in this document by the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “objective,” “outlook,” “plan,” “project,” “possible,” “potential,” “should” and similar expressions. As described below, such statements are subject to a number of risks and uncertainties that could cause Startek's actual results to differ materially from those expressed or implied by any such forward-looking statements. Readers are encouraged to review risk factors and all other disclosures appearing in the Company's Form 10-K for the fiscal year ended December 31, 2021, as filed with the Securities and Exchange Commission (SEC) on March 14, 2022, as well as other filings with the SEC, for further information on risks and uncertainties that could affect Startek's business, financial condition and results of operation. Copies of these filings are available from the SEC, the Company’s website or the Company’s investor relations department. Startek assumes no obligation to update or revise any forward-looking statements as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date herein.

Investor Relations

Cody Cree
Gateway Group, Inc.
(949) 574-3860
SRT@gatewayir.com

Media Relations
Zainab Boxwala
Startek
zainab.boxwala@startek.com

STARTEK, INC. AND SUBSIDIARIES

 CONSOLIDATED STATEMENTS OF INCOME (LOSS)

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenue	167,641	189,436	334,958	352,931
Warrant adjustment	-	(405)	-	(830)
Net revenue	$167,641	$189,031	$334,958	$352,101
Cost of services	(150,914)	(164,477)	(297,174)	(302,860)
Gross profit	$16,727	$24,554	$37,784	$49,241

Selling, general and administrative expenses	(13,743)	(12,298)	(29,624)	(26,469)
Impairment losses and restructuring/exit cost	(745)	19	(2,152)	(1,879)
Operating income	$2,239	$12,275	$6,008	$20,893

Share of income of equity accounted investee	3,833	59	3,825	45
Interest expense, net and other income	(2,103)	(2,484)	(3,077)	(16,253)
Foreign exchange gains (losses), net	82	363	(326)	575
Income before tax expense	$4,051	$10,213	$6,430	$5,260
Tax expense	(1,423)	(2,093)	(3,516)	(6,995)
Net income (loss)	$2,628	$8,120	$2,914	$(1,735)

Net income (loss)
Net income attributable to noncontrolling interests	761	1,235	2,290	3,535
Net income (loss) attributable to Startek shareholders	1,867	6,885	624	(5,270)

Net incom (loss) per common share
Basic net income (loss) attributable to Startek shareholders	$0.05	$0.17	$0.02	$(0.13)
Diluted net income (loss) attributable to Startek shareholders	$0.05	$0.17	$0.02	$(0.13)

Weighted average common shares outstanding
Basic	40,284	40,786	40,311	40,689
Diluted	40,308	41,222	40,366	40,689

STARTEK, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OTHER COMPREHENSIVE INCOME (LOSS)

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net income (loss)	$2,628	$8,120	$2,914	$(1,735)
Net income attributable to noncontrolling interests	761	1,235	2,290	3,535
Net income (loss) attributable to Startek shareholders	1,867	6,885	624	(5,270)

Other comprehensive income (loss), net of taxes
Foreign currency translation adjustments	(3,937)	(876)	(3,389)	(1,968)
Change in fair value of derivative instruments	-	-	-	8
Pension amortization	451	(37)	(686)	(421)
Other comprehensive loss	$(3,486)	$(913)	$(4,075)	$(2,381)

Other comprehensive income (loss), net of taxes
Other comprehensive income (loss) attributable to noncontrolling interest	281	-	(374)	(69)
Other comprehensive loss attributable to Startek shareholders	(3,767)	(913)	(3,701)	(2,312)
	$(3,486)	$(913)	$(4,075)	$(2,381)
Comprehensive income (loss)
Comprehensive income attributable to noncontrolling interests	1,042	1,235	1,916	3,466
Comprehensive income (loss) attributable to Startek shareholders	(1,900)	5,972	(3,077)	(7,582)
	$(858)	$7,207	$(1,161)	$(4,116)

STARTEK, INC. AND SUBSIDIARIES

 CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

(Unaudited)

	June 30,	December 31,
	2022	2021
Assets
Current assets
Cash and cash equivalents	47,145	47,940
Restricted cash	8,646	7,456
Trade accounts receivables, net	84,115	106,937
Unbilled revenue	67,630	50,074
Prepaid and other current assets	19,483	12,611
Total current assets	$227,019	$225,018

Non-current assets
Property, plant and equipment, net	32,494	34,168
Operating lease right-of-use assets	51,157	63,012
Intangible assets, net	84,950	90,092
Goodwill	183,397	183,397
Investment in equity-accounted investees	35,513	31,688
Deferred tax assets, net	4,800	3,664
Prepaid expenses and other non-current assets	8,251	11,436
Total non-current assets	$400,562	$417,457
Total assets	$627,581	$642,475

Liabilities and Stockholders’ Equity
Current liabilities
Trade accounts payables	10,615	11,916
Accrued expenses	53,493	53,203
Short term debt	5,112	3,611
Current maturity of long term debt	16,274	6,241
Current maturity of operating lease liabilities	22,710	24,393
Other current liabilities	45,430	48,265
Total current liabilities	$153,634	$147,629

Non-current liabilities
Long term debt	149,283	160,175
Operating lease liabilities	32,642	44,263
Other non-current liabilities	22,316	19,562
Deferred tax liabilities, net	17,802	17,526
Total non-current liabilities	$222,043	$241,526
Total liabilities	$375,677	$389,155

Stockholders’ equity
Common stock, 60,000,000 non-convertible shares, $0.01 par value, authorized; 40,996,566 and 40,893,396 shares issued as of June 30, 2022, and December 31, 2021, respectively	410	409
Additional paid-in capital	292,615	291,537
Accumulated deficit	(83,419)	(84,043)
Treasury stock, 692,176 and 412,769 shares as of June 30, 2022, and December 31, 2021, respectively, at cost	(3,246)	(1,912)
Accumulated other comprehensive loss	(14,388)	(10,687)
Equity attributable to Startek shareholders	$191,972	$195,304
Non-controlling interest	59,932	58,016
Total stockholders’ equity	$251,904	$253,320
Total liabilities and stockholders’ equity	$627,581	$642,475

STARTEK, INC. AND SUBSIDIARIES

 CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Six Months Ended June 30,
	2022	2021
Operating activities
Net income (loss)	$2,914	$(1,735)

Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	14,558	13,470
Profit on sale of property, plant and equipment	(152)	(73)
Provision for doubtful accounts	(136)	32
Amortization of debt issuance costs (including loss on extinguishment of debt)	286	11,302
Amortization of call option premium	720	480
Warrant contra revenue	-	830
Share-based compensation expense	833	591
Deferred income taxes	(1,157)	(1,255)
Share of income of equity-accounted investees	(3,825)	(45)

Changes in operating assets and liabilities:
Trade accounts receivables	19,544	(11,412)
Prepaid expenses and other assets	(25,539)	(2,971)
Trade accounts payable	(712)	(9,965)
Income taxes, net	(1,046)	2,724
Accrued expenses and other liabilities	2,418	9,505
Net cash provided by operating activities	$8,706	$11,478

Investing activities
Purchase of property, plant and equipment, net	(6,191)	(7,513)
Investment in equity-accounted investees	-	(25,000)
Payments for call option premium	-	(3,000)
Proceeds from equity-accounted investees	-	104
Net cash used in investing activities	$(6,191)	$(35,409)

Financing activities
Proceeds from the issuance of common stock	246	1,283
Proceeds from long term debt (net of debt issuance cost paid to lenders)	-	156,525
Payments of long term debt	-	(117,600)
Payments for loan fees related to long term debt	-	(2,794)
Proceeds from a line of credit, net	1,423	-
Payments of other borrowings, net	(969)	(9,431)
Common stock repurchases	(1,334)	-
Net cash provided by/ (used in) financing activities	$(634)	$27,983

Net increase in cash and cash equivalents	1,881	4,052
Effect of exchange rate changes on cash and cash equivalents and restricted cash	(1,486)	(548)
Cash and cash equivalents and restricted cash at beginning of period	55,396	50,559
Cash and cash equivalents and restricted cash at end of period	$55,791	$54,063

Components of cash and cash equivalents and restricted cash
Balances with banks	47,145	47,018
Restricted cash	8,646	7,045
Total cash and cash equivalents and restricted cash	$55,791	$54,063

Supplemental disclosure of cash flow information
Cash paid for interest and other finance cost	4,700	17,091
Cash paid for income taxes	5,573	5,541
Supplemental disclosure of non-cash activities
Non-cash warrant contra revenue	-	830
Non-cash share-based compensation expenses	833	591

STARTEK, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP MEASURE

(In thousands)

(Unaudited)

This press release contains references to the non-GAAP financial measure of Adjusted EBITDA. Reconciliation of this non-GAAP measure to its comparable GAAP measure is included below. This non-GAAP information should not be construed as an alternative to the reported results determined in accordance with GAAP. It is provided solely to assist in an investor’s understanding of these items on the comparability of the Company’s operations.

Adjusted EBITDA:

The Company defines non-GAAP Adjusted EBITDA as Net income (loss) plus Income tax expense, Interest and other expense, net, Exchange gain / (loss), net, Depreciation and amortization expense, Restructuring and other acquisition-related costs, Share-based compensation expense, investments that investors may want to evaluate separately (such as based on fair value) and Warrant contra revenue (if applicable). Management uses Adjusted EBITDA as a performance measure to analyze the performance of our business. Management believes that excluding these non-cash and other non-recurring items permits a more meaningful comparison and understanding of the strength and performance of our ongoing operations for our investors and analysts.

Adjusted EPS:

Adjusted EPS is a non-GAAP financial measure presenting the earnings generated by the ongoing operations that we believe are useful to investors in making meaningful comparisons to other companies, although our measure of Adjusted EPS may not be directly comparable to similar measures used by other companies, and period-over-period comparisons. Adjusted EPS is defined as our diluted earnings per common share attributable to Startek shareholders adjusted to exclude the effects of the amortization of acquisition-related intangible assets, and the impact of certain events, gains, losses or other charges that affect period-over-period comparisons. Acquisition-related intangible assets are recognized as a result of the application of Accounting Standards Codification Topic (“ASC”) 805, Business Combinations (such as customer relationships and Brand), and their amortization is significantly affected by the size and timing of our acquisitions.

Adjusted EBITDA:
	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net income (loss)	2,628	8,120	2,914	(1,735)
Tax expense	1,423	2,093	3,516	6,995
Share of income of equity-accounted investees	(3,833)	(59)	(3,825)	(45)
Interest expense, net, and other income	2,103	2,484	3,077	16,253
Foreign exchange gains (losses), net	(82)	(363)	326	(575)
Depreciation and amortization expense	6,971	6,667	14,558	13,470
Private offer transaction cost	692	-	1,192	-
Impairment losses and restructuring cost	745	(19)	2,152	1,879
Share-based compensation expense	405	311	833	591
Warrant contra revenue	-	405	-	830
Adjusted EBITDA	$11,052	$19,639	$24,743	$37,663

Adjusted EPS:
	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Income (loss) attributable to Startek shareholders	1,867	6,885	624	(5,270)
Add: Share based compensation expense	405	311	833	591
Add: Amortization of intangible assets, net of tax	2,260	2,263	4,504	4,506
Add: Warrant contra revenue	-	405	-	830
Add: Private offer transaction cost	692	-	1,192	-
Add: Debt issuance cost expensed out	-	-	-	10,937
Adjusted net income	$5,224	$9,864	$7,153	$11,594

Weighted average common shares outstanding - basic	40,284	40,786	40,311	40,689
Weighted average common shares outstanding - diluted	40,308	41,222	40,366	40,689

Adjusted EPS - basic	$0.13	$0.24	$0.18	$0.28
Adjusted EPS - diluted	$0.13	$0.24	$0.18	$0.28